Exhibit 10.4

LEGALZOOM.COM, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into as of ___________, 20__ (the “Agreement”), by and between LegalZoom.com, Inc., a Delaware corporation (the “Company”), and [________] (“Indemnitee”), with reference to the following facts:

A. The Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that any expenses, liability and/or losses incurred by him or her in his or her good faith service to the Company or its subsidiaries will be borne by the Company or its successors and assigns.

B. Indemnitee is willing to serve in his or her position with the Company only on the condition that he or she be indemnified for such expenses, liability and/or losses to the maximum extent permitted by applicable law.

C. The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and agents of a corporation at reasonable cost.

D. The Company and Indemnitee recognize that there has been an increase in litigation against corporate directors, officers and agents.

E. Article Ninth of the Company’s Fourth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 29, 2018 and effective on October 29, 2018 (as amended or amended and restated from time to time, the “Certificate”), provides for the mandatory indemnification, to the fullest extent permitted by Delaware Law, of directors and officers of the Company, from and against any and all expense, liability and loss reasonably incurred or suffered by such persons in connection with their service to the Company, and provides that such right to indemnification is not exclusive of any other rights which any person may have or later acquire under any statute, provision of the Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article V of the Company’s Second Amended and Restated Bylaws (“Bylaws”), dated July 19, 2018, provides for the mandatory indemnification of any officer or director, or any former officer or director, against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law.

F. Indemnitee does not regard the protection currently provided by applicable law, the Certificate and Bylaws and available insurance as adequate under the present circumstances, and the Indemnitee and certain other directors, officers, and agents of the Company may not be willing to continue to serve in such capacities without additional protection;

H. This Agreement is a supplement to and in furtherance of the indemnification provided in the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Agent” shall mean any person who is or was a director, officer, employee or agent of the Company, or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another corporation, joint venture, trust, employee benefit plan or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

1.2 “Change of Control” shall mean, solely for purposes of this Agreement, the occurrence of any of the following events after the date of this Agreement:

(a) A change in the composition of the board of directors of the Company (the “Board”), as a result of which at least one-half (1/2) of the incumbent directors are not directors who either (a) had been directors of the Company twenty-four (24) months prior to such change or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination;

(b) Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended), through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Capital Stock”); provided, however, that any change in ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(c) Any merger, consolidation or combination of the Company with or into another person (other than a subsidiary of the Company) and the outstanding voting securities of the Company are reclassified into, converted for or converted into the right to receive any property or security, or the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any other person (other than a subsidiary of the Company); provided that none of these circumstances will be a Change of Control if persons that beneficially own the voting securities of the Company immediately prior to the transaction own, directly or indirectly, a majority of the voting securities of the surviving or transferee person immediately after the transaction.

1.3 “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

1.4 “Expenses” shall include, without limitation, (a) all reasonable direct and indirect costs incurred, paid or accrued, (b) all reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, any federal, state, local, or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of payments under this Agreement and other excise taxes and penalties and (c) all other reasonable disbursements and out-of-pocket expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding and (d) amounts paid in settlement, to the extent not prohibited by Delaware Law. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

1.5 “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five (5) years has been retained to represent: (a) the Company, the Board, any committee of the Board, an affiliate of the Company or Indemnitee in any matter material to either party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

1.6 “Liabilities” shall mean liabilities of any type whatsoever, including, but not limited to, judgments, arbitral awards, fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing).

1.7 “Delaware Law” means the Delaware General Corporation Law, as amended and in effect from time to time or any successor or other statutes of Delaware having similar import and effect.

1.8 “Proceeding” shall mean any pending, threatened or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any Proceeding brought by or in the right of the Company, in which Indemnitee was, is or will be involved as a party, witness or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company or any predecessor, by reason of any action taken by him or her or any inaction on his or her part while acting as an Agent of the Company or any predecessor, whether or not he or she is acting or serving in any such capacity at the time any such Proceeding commences or is ongoing.

2. Employment Rights and Duties. Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on either party which they did not possess on the date of its execution, Indemnitee agrees to serve as a director or officer so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate and Bylaws of the Company or any subsidiary of the Company and until such time as he or she resigns or fails to stand for election or until his or her employment terminates. Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position. For sake of clarity, in the event of such resignation or removal, this Agreement shall survive according to its terms after Indemnitee has ceased to serve in his or her corporate status.

3. Directors’ and Officers’ Insurance.

3.1 The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 3.3, shall maintain directors’ and officers’ insurance in full force and effect.

3.2 In all policies of directors’ and officers’ insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors or officers most favorably insured by such policy.

3.3 The Company shall maintain directors’ and officers’ insurance unless the Board determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount and/or scope of coverage provided to the insureds (other than the Company), or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit to the insureds (other than the Company); provided, however, that if Indemnitee is not then serving as a director or officer of the Company, then the Company must provide notice to Indemnitee, no less than thirty (30) days prior to the effective date of cancellation, expiration or non-renewal of the then-current directors’ and officers’ insurance policy, of the Board’s determination, or the possibility of such a determination, to discontinue maintenance of directors’ and officers’ insurance in accordance with the exception set forth in this Section 3.3, and the Company shall in good faith request that the Board reconsider any such determination based on information that Indemnitee or his or her insurance broker is able to provide concerning the availability, costs and benefits of continued insurance coverage. Failure of the Company to provide the required notice shall render the exception to the obligation to continue to maintain directors’ and officers’ insurance set forth in this Section 3.3 inapplicable. In the event the Company properly relies on the exception to the obligation to continue to maintain directors’ and officers’ insurance set forth in this Section 3.3, the Company shall purchase, prior to the deadline therefor, the maximum “option extension period,” “discovery period” or similar benefit available under the last directors’ and officers’ insurance policy in effect, providing to Indemnitee continuing coverage following policy expiration for a premium which is fixed by the terms of such last policy in effect; or, if such coverage may be purchased only by Indemnitee, the Company shall pay directly for, or reimburse Indemnitee for the cost of, Indemnitee’s purchase of such coverage and will so notify the Indemnitee.

3.4 If, at the time of the receipt by the Company of a notice of a “Claim” as that term or any similar term is defined under any policy of directors’ and officers’ liability insurance maintained by the Company, the Company shall give prompt notice of the commencement of such Claim to the insurer(s) in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

4. Indemnification. The Company shall indemnify Indemnitee to the fullest extent authorized or permitted by Delaware Law in effect on the date hereof, and as Delaware Law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide before such amendment). Without in any way diminishing the scope of the indemnification provided by this Section 4, the Company shall indemnify Indemnitee if and whenever he or she is or was a witness, party or is threatened to be made a witness or a party to any Proceeding, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 5, 6 and 7 below.

5. Payment of Expenses.

5.1 To the extent not prohibited by Delaware Law, all Expenses incurred by or on behalf of Indemnitee shall be advanced by the Company to Indemnitee within thirty (30) days after the receipt by the Company of a written request for such advance which may be made from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination by a court of competent jurisdiction or arbitrator that Indemnitee is not entitled to be indemnified for such Expenses). Advances of Expenses shall be unsecured and interest free. Indemnitee’s entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination, an adjudication or an award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. Indemnitee hereby undertakes to repay the amounts advanced pursuant to this Agreement if it shall ultimately be finally determined by a court of competent jurisdiction or arbitrator that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement. Indemnitee shall, at the Company’s request, provide an additional undertaking to such effect in connection with any Proceeding in which Indemnitee requests advancement of Expenses hereunder.

5.2 Notwithstanding any other provision in this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6. Procedure for Determination of Entitlement to Indemnification.

6.1 Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification (the “Indemnification Request”) to the Company to the attention of the Chief Executive Officer with a copy to the General Counsel. This request shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Determination of Indemnitee’s entitlement to indemnification shall be made no later than sixty (60) days after receipt of the Indemnification Request. The Chief Executive Officer or the Secretary shall, promptly upon receipt of Indemnitee’s Indemnification Request, advise the Board in writing that Indemnitee has made such request for indemnification. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder, under the Certificate, the Bylaws, any resolution of the Board providing for indemnification, applicable law, or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.

6.2 Following receipt by the Company of an Indemnification Request, an initial determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four (4) methods, which shall be at the election of the Board of Directors: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (4) by a vote of the stockholders of the Company holding a majority of the outstanding voting stock of the Company. Notwithstanding the foregoing, following a Change of Control, the determination shall be made by Independent Counsel pursuant to clause (3) above. The Company agrees to bear any and all Expenses reasonably incurred by Indemnitee or the Company in connection with the determination of Indemnitee’s entitlement to indemnification by any of the above methods.

7. Presumptions and Effect of Certain Proceedings. Upon making an Indemnification Request, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption in reaching any contrary determination. Neither the failure of the Company (including by its directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors, Independent Counsel or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding against Indemnitee by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent by Indemnitee, shall not, of itself, (a) adversely affect the rights of Indemnitee to indemnification except as indemnification may be expressly prohibited under this Agreement, (b) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or (c) with respect to any criminal action or proceeding, create a presumption that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The knowledge and/or actions, or failure to act, of any director, officer, or agent of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 7 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

8. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.

8.1 In the event that (a) an initial determination is made that Indemnitee is not entitled to indemnification, or (b) advances for Expenses are not made when and as required by this Agreement, or (c) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (d) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his or her entitlement to such indemnification or advance. Alternatively, Indemnitee at his or her option may seek an award in arbitration. If the parties are unable to agree on an arbitrator within twenty (20) days, the parties shall submit the matter to arbitration and provide JAMS in Los Angeles, California (“JAMS”) with a statement of the nature of the dispute and the desired qualifications of the arbitrator. JAMS will then provide a list of three available arbitrators. Each party may strike one of the names on the list, and the remaining person will serve as the arbitrator. If both parties strike the same person, JAMS will select the arbitrator from the other two names. The arbitration award shall be made within ninety (90) days following the demand for arbitration. Except as set forth herein, the provisions of Delaware Law shall apply to any such arbitration. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption.

8.2 A court or arbitrator to which Indemnitee may apply for enforcement of this Agreement shall give no deference or weight to an initial determination made by the Company pursuant to the methods set forth in Section 6.2 above that, in whole or in part, Indemnitee is not entitled to indemnification.

8.3 If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (a) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (b) a specific finding (which has become final) by a court of competent jurisdiction or arbitrator that all or any part of such indemnification is expressly prohibited by law.

8.4 The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

8.5 The Company agrees not to assert that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and not to make any assertion to the contrary.

8.6 Expenses reasonably incurred by Indemnitee in connection with his or her Indemnification Request under, seeking enforcement of, or to recover damages for breach of this Agreement shall be borne and advanced by the Company, unless a court of competent jurisdiction or arbitrator determines that each and every material assertion made by Indemnitee in such action was either not made in good faith or was frivolous.

9. Other Rights to Indemnification. Indemnitee’s rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under applicable law, the Certificate, the Bylaws, an employment agreement, a vote of stockholders or Disinterested Directors, insurance or other financial arrangements or otherwise.

10. Limitations on Indemnification. No indemnification pursuant to Section 4 shall be paid by the Company nor shall Expenses be advanced pursuant to Section 4:

10.1 Insurance. To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee’s benefit. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company. Indemnitee shall reimburse the Company for any sums he or she receives as indemnification, reimbursements or payments from other sources to the extent of any amount paid to him or her for that purpose by the Company;

10.2 Section 16(b). On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law; or

10.3 Indemnitee’s Proceedings. In connection with all or any part of a Proceeding which is initiated or maintained by or on behalf of Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents (other than any Proceeding brought by Indemnitee pursuant to Section 8.6, which shall be governed by the terms of such section), unless (a) such indemnification is expressly required to be made by Delaware Law, (b) the Proceeding was authorized by a majority of the Disinterested Directors, (c) there has been a Change of Control , (d) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware Law, (e) Indemnitee is entitled to indemnification pursuant to Section 8 of the Agreement, (f) with respect to actions or proceedings brought to establish or enforce a right to receive Expenses or indemnification under this Agreement or any other agreement or insurance policy or under the Certificate or the Bylaws now or hereafter in effect relating to indemnification or (g) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding).

11. Duration and Scope of Agreement; Binding Effect. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one (1) year after the final termination of any Proceeding then pending on such ten (10) year anniversary in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

12. Notice by Indemnitee and Defense of Claims. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, arbitrative, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not actually prejudice the Company’s rights and, if such omission does prejudice the Company’s rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding:

12.1 The Company will be entitled to participate therein at its own expense;

12.2 Except as otherwise provided below, to the extent that it may wish, the Company, with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof and the assumption of such defense, the Company will not be liable to Indemnitee under this Agreement for any attorney fees or costs subsequently incurred by Indemnitee in connection with Indemnitee’s defense except as otherwise provided below. Indemnitee shall have the right to employ his or her counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there is or is reasonably likely to be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company; and

12.3 The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected by or on behalf of Indemnitee without the Company’s written consent. The Company shall not settle any action or claim which would impose any limitation, payment obligation, cost, penalty, admission of guilt or liability on Indemnitee without Indemnitee’s written consent. The Company will not unreasonably withhold its consent to any proposed settlement.

12.4 Indemnitee shall provide reasonable cooperation to the Company and counsel selected pursuant to Section 12.2 in connection with the defense of any Proceeding, including providing to the Company and such counsel, upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such defense. Any Expenses reasonably incurred by Indemnitee in so cooperating shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

13. Contribution.

13.1 Whether or not the indemnification provided in Section 4 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance and to the fullest extent permitted by applicable law, the entire amount of any Expenses and Liabilities without requiring Indemnitee to contribute to such payment and the Company hereby waives and, to the fullest extent permitted by applicable law, relinquishes any right of contribution it may have against Indemnitee with respect to such Expenses and Liabilities. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

13.2 Without diminishing or impairing the obligations of the Company set forth in Section 13.1, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses or Liabilities in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all Agents of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations that may be required to be considered under applicable law. The relative fault of the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

13.3 The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by Agents of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

13.4 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than as set forth in Section 9, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses and Liabilities incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect the relative benefits received by the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all Agents of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which may be required to be considered under applicable law. The relative fault of the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

15. Miscellaneous Provisions.

15.1 Severability; Partial Indemnity. If any provision or provisions of this Agreement (or any portion thereof) shall be held by a court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Liabilities of any type whatsoever incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled to all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which it has been determined pursuant to Section 6 hereof that Indemnitee is not entitled.

15.2 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Signatures on this Agreement communicated by facsimile or other similar electronic transmission or a digital signature provided through DocuSign (or some other similar service) shall be considered an original signature and the use of electronic signatures and the keeping of records in electronic form shall be granted the same legal effect, validity or enforceability as a signature affixed by hand or the use of a paper-based record keeping system to the extent and as provided for in any applicable law.

15.3 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

15.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

15.5 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any of the provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be effective unless executed in writing.

15.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto:

(b) To the Company at:

LegalZoom.com, Inc.

101 North Brand Boulevard, 11th Floor

Glendale, California 91203

Telephone: (323) 962-8600

And a copy to:

Cooley LLP

1333 2nd Street, Suite 400

Santa Monica, CA 90401-4100

Attention: C. Thomas Hopkins, Esq.

Telephone: (310) 883-6417

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

15.7 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

15.8 Consent to Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 8.1 of this Agreement, the Company and Indemnitee each hereby irrevocably (i) consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the State of Delaware, (ii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, United States Corporation Agents, Inc., Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

15.9 Further Assurance. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated thereby, and to carry into effect the intents and purposes of this Agreement.

15.10 Specific Performance. Each of the parties acknowledges and agrees that the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

15.11 Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as provided in Sections 3 and 9 or otherwise specifically referred to herein except that this Agreement shall supersede any other Indemnification Agreement Indemnitee may have executed with Company in association with serving as a Company officer or director.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.

LEGALZOOM.COM, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title:
Address:

Telephone:
Facsimile:

[Signature Page to Indemnification Agreement]